Exhibit (a)(5)(B)

Nano Dimension’s Special Tender Offer for the Acquisition of a Controlling Interest in Stratasys Investor Presentation, May 25th, 2023

Forward Looking Statements

This presentation of Nano Dimension Ltd. (the "Company", "Nano Dimension" or "Nano") contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act and other securities laws. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements. For example, the Company is using forward-looking statements when it discusses the special partial tender offer, the satisfaction of conditions precedent to the closing of the tender offer, anticipated impact of the special partial tender offer, the potential integration of Stratasys Ltd.'s ("Stratasys") assets, business verticals, and customer base into the Company's current operations, the percentage of ownership in Stratasys to be acquired by the Company upon the completion of the tender offer, the potential upside of the Company's and Stratasys's products, opportunities, strategic growth plan (including the Company's vision upon completion of the tender offer), new markets, the size of the Company's and Stratasys's addressable market, market growth, and expected revenue growth. Because these statements deal with future events and are based on the Company's current expectations, they are subject to various risks and uncertainties. Actual results, performance, or achievements of Company's could differ materially from those described in or implied by these Forward-looking statements are not historical facts, and are based upon management's current expectations, beliefs and projections, many of which, by their nature, are inherently uncertain. Such expectations, beliefs and projections are expressed in good faith. However, there can be no assurance that management's expectations, beliefs and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements. For a more detailed description of the risks and uncertainties affecting the Company and Stratasys, reference is made to the Company's and Stratasys's reports filed from time to time with the Securities and Exchange Commission ("SEC"), including, but not limited to, the risks detailed in the Company's annual report for the year ended December 31, 2022, and the risks detailed in Stratasys's annual report for the year ended December 31, 2022, filed with the SEC. Forward-looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. Certain of the statistical and graphical information contained in this presentation is drawn from research databases and other sources, including websites of the Company's competitors. Such expectations, beliefs and projections as they relate to information derived from these sources are expressed in good faith, but the actual data and information derived from these sources may differ materially from what is described herein.

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Important Information About the Special Tender Offer This presentation is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any ordinary shares of Stratasys or any other securities, nor is it a substitute for the tender offer materials described herein. A tenderoffer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents was filed on May 25th, 2023by Nano Dimension with the SEC and we expect that Stratasys will file a solicitation/recommendation statement on Schedule 14D-9 with theSEC as required by the tender offer rules. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ BOTH THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. Investors and security holders may obtain a free copy of the Offer to Purchase, the related Letter of Transmittal, certain othertender offer documents and the Solicitation/Recommendation Statement (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to GeorgesonLLC, the information agent for the tender offer named in the tender offer statement. In addition, Stratasys files annual reports, interim financial statements and other information, and Nano Dimension files annual reports, interim financial statements and other information with the SEC, which are available to the public at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Stratasys may be obtained at no charge on the investor relations page of Stratasys’ website at www.stratasys.com. Copies of the documents filed with the SEC by Nano Dimension may be obtained at no charge on the investor relations page of Nano Dimension’s website at www.nano-di.com.

Special Tender Offer Delivers Certain All-Cash Value to Stratasys Shareholders at a Premium to All Relevant Stratasys Trading Metrics

Financial Terms

- All-cash offer to purchase between 38.8% and 40.8%[1] of the outstanding ordinary shares of Stratasys Ltd. (Nasdaq: SSYS) ("Stratasys")
- Stratasys shareholders will receive a **significant premium, all-cash value at $18.00 per share**

26% premium to unaffected Stratasys closing price as of March 3, 2023 [2]

39% premium to the 60-day VWAP as of March 3, 2023

Other Terms

- Nano Dimension has filed with the SEC a tender offer statement on Schedule TO, including the offer to purchase as an exhibit thereto, which provides the terms and conditions of the special tender offer
- The special tender offer will expire at 11:59 p.m. EDT on Monday, June 26th, 2023, unless extended or earlier terminated in accordance with the offer to purchase and the applicable rules and regulations of the SEC and Israeli law
- The closing of the special tender offer is subject to certain conditions, including that at least 5% of the issued and outstanding Stratasys shares are validly tendered and not properly withdrawn, at least 53% of the issued and outstanding Stratasys shares when aggregated with the Stratasys shares held by Nano are validly tendered and not properly withdrawn, the Stratasys board of directors redeem its Rights Plan, dated July 25, 2022 and any Rights that may be issued and outstanding thereunder or Nano being satisfied in its sole discretion that the Rights will not become exercisable as a result of the tender offer

Notes: (1) Exclusive of Nano Dimension's current ownership of 14.2% of Stratasys outstanding ordinary shares; (2) The unaffected price per Stratasys share of $14.26 was the closing price as of March 3, 2023 prior to the first public offer made by Nano Dimension

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Transaction Creates a Path to Establishing a Market Leader in Additive Manufacturing (“AM”) with Significant Potential to Enhance Go-to-Market Strategies and Achieve Operational and Financial Benefits Transaction Provides the Opportunity to Establish a Leading Player in the Evolving AM Market Complementary and Adjacent Products Will Drive Solutions and Innovation Top-line Growth Accelerated Through Enhanced Distribution Network and Multiple ‘Go-to-Market’ Channels Expands Breadth of Industry Verticals, Thereby Enhancing Blue-chip Customer Base

Nano’s Special Tender Offer at $18 Per Share Provides Certain Cash Value For Shareholders and is a Premium over Stratasys’ Financial Advisor’s Future Share Price Targets Analyst Price Targets Price Target J.P. Morgan Nano’s Special Tender Offer at $18 Per Share Provides Certain Cash Value For Shareholders and is a Premium over Stratasys’ Financial Advisor’s Future Share Price TargetsMarch 2, 2023 $16.00 Average Across All Analysts (Incl. J.P. Morgan) $18.57 Stratasys’ financial advisor’s last target price before dropping coverage due to conflict of interest was at $16.00

 Combination of Nano Dimension & Stratasys: Enhances the Value Proposition to the Companies’ Current and Future Customer Bases Through Enlarged Product Portfolio and R&D Efforts Establishes world-leading player in evolving AM

Market Significant opportunity in a rapidly evolving sector which is expected to grow exponentially from $16bn in 2021 to $105 bn by 2030 according to Wohlers Associates Driven by increasing use of prototyping and mass production applications Highly fragmented market landscape consisting of various innovative but financially challenged companies that we believe provides ample opportunity for market share gains Complementary and adjacent products will drive solutions and innovation Both entities play in complementary and overlapping verticals, with Nano providing innovative, growth engine products, while Stratasys offers mature products and after market service offerings Jointly offering Stratasys’ polymer-based AM capabilities and Nano’s ceramic and metals AM, specialty micro scale AM, and AME capabilities creates a multi-material offering, with a broad suite of manufacturing technologies for a range of electrical and mechanical applications Top-line growth accelerated through enhanced distribution network and multiple ‘go-to-market’ channels Potential for significant upside from cross-selling Nano’s advanced product range into Stratasys’ distribution network The market for Nano’s AME & metal / ceramic AM capabilities is expected to grow at a greater rate than Stratasys’ current offerings Nano intends to leverage Stratasys’ global ‘go-to-market’ mechanism for faster penetration Combined industry verticals enhances blue-chip customer base Further penetration of new and existing customers across multiple verticals with an array of technologically advanced product offerings Nano’s customers are world-leading defense, aerospace, aviation, medical, advance industrial electronics producers, research institutes, and printing machine producers Stratasys has additional end-markets not currently served by Nano, including consumer, dental, and rail transportation

Accelerating Growth Opportunities for Nano Dimension & Stratasys Through This Transaction Go Forward Sales and Marketing Channels Select Nano and Stratasys Customers Opportunity to leverage Nano’s direct go-to-market strategy and Stratasys’ extensive global network of over 200 exclusive channel partners Scalable platform with diverse, global channel access Effective reach and penetration of existing and new verticals with an array of products and services Covered Industry Verticals Industrial Manufacturing Electronics & PCB R&D/ Academia Medical Automotive Aerospace/ Defense Consumer Products Railway Dental Art & Fashion Prototyping Surgical Anatomy Customer Base also includes 10 Government Security and Defense Entities

Nano is Poised For Long-term Success Driven by its Differentiated Strategic Positioning and Capabilities GTM Platform Directly to Key Industry Verticals and to a Diverse Customer Base Differentiated Technology AME Technology Precision AM Additive Electronics Printing Solutions Defense and National Security Agencies Oriented around the next-generation digital manufacturing and AM technologies that are proven with the most critical customers in key industries Clear strategic focus on providing machines and materials that can print electronic devices such as circuit boards Niche capabilities in micro and precision AM –two areas we believe have limited competition 81 patents granted with an additional 194 filed and pending including in deep learning-based AI Nano has 555 Employees Across the Globe in 8 Countries 46% in R&D & Tech/App Support 36 Data scientists & Algorithm Engineers Dedicated to AI development FY2022 revenue of $43.6mm is 12x the revenue of FY2020 illustrating the exponential success of Nano Dimension’s “Buy and Build” Platform Scaling Strategy Unparalleled global experience and outlook among leadership team boasting experience at the highest positions, including 10 former CEOs and founders Global Presence Revenue Generating Track Record

Nano Dimension and Stratasys are Highly Compatible Organizations Striving for Similar Goals Vision and Mission To deliver complete digital manufacturing solutions for superior application fit at every stage of the product life cycle Operating Model Highly comparable sales cycle and operational processes; similar organizational structure across Europe, Israel, and the U.S. Product / Technology Fit Designing AM and AMEtechnologies that will support the electrical and mechanical products that we believe are defining the future of the industry Culture Two innovation-oriented companies that are R&D-led with a critical mindset around materials science and system process engineering Business Model Focus on selling manufacturing systems with adjacent, supporting business services (e.g.service bureaus or part-manufacturing-as-a-service) Cost Structure Core products generate gross margins of over 50% to support R&D focus Customers Technologically-sophisticated customers across aerospace/defense, industrial, automotive, medical, and R&D/academia